CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the registration Statement on Form S-1 of **China VOIP & Digital Telecom, Inc.** of our report dated March 23, 2007 on our audits of the financial statements of China VOIP & Digital Telecom, Inc. as of December 31, 2006 and the results of its operations, stockholders' equity and cash flows for each of the two years ended December 31, 2006 and 2005, and the reference to us under the caption "Experts".

Kabani & Company, Inc.
Los Angeles, California

Dated: January 31, 2008